                                                 EXHIBIT 10.16

                                           2002 PHANTOM OPTION PLAN

                                                                                                 Exhibit 10.16

                                            PHOENIX INVESTMENT PARTNERS
                                             2002 PHANTOM OPTION PLAN

Plan Objectives

          -    Meet the competitive need for a long-term incentive plan based on our success in building PXP's value

          -    Provide the ability to attract and retain capable staff with a competitive compensation opportunity

          -    Provide assurance to The Phoenix Companies shareholders that PXP associates are incented to maximize PXP's profitability

          -    Demonstrate to external constituents our commitment to the long-term success of PXP

Plan Concept

          -    The plan is designed to provide a long-term incentive based on the success of PXP.

          -    Option value will be based on a formula that incorporates changes in  operating income (before amortization of intangibles) and revenue.  Weighting for valuation purposes will be 2/3 operating income and 1/3 revenue.

Vesting
          -    33 1/3% on the first three anniversaries of each grant

Term
          -    January 1, 2002 through March 31, 2007

Valuation
          -    Phantom Option valuations will be calculated and published quarterly.

Cash Out
          -    Vested Phantom Options may be cashed out only during the open window period from March 1 through
               March 31 each year

          -    The immediately preceding December 31 share value will be used to calculate the option value for the open window period
Tax
          -    Federal, state, local and FICA taxes (as applicable) will be withheld at the ordinary income tax rate when Phantom Options are cashed out

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                                                                                                 Exhibit 10.16

Hypothetical Value Illustration

          -    Phantom Options will be valued quarterly using 2/3 operating income and 1/3 revenue. Based on a
               10% growth rate in operating income and revenue each year, Phantom Options granted in 2002 with a strike price of $10.30, will grow in value as demonstrated in the table below:

--------------------------- --------------- ------------- ------------ ------------- ------------ -----------
                               1/1/2002       1/1/2003      1/1/2004     1/1/2005      1/1/2006    1/1/2007
--------------------------- --------------- ------------- ------------ ------------- ------------ -----------
Phantom Share Price             $10.30
--------------------------- --------------- ------------- ------------ ------------- ------------ -----------
Percent Growth                                   10%          10%           10%          10%          10%
--------------------------- --------------- ------------- ------------ ------------- ------------ -----------
Phantom Share Value                            $11.33        $12.46       $13.71        $15.08      $16.59
--------------------------- --------------- ------------- ------------ ------------- ------------ -----------
Phantom Option Value                            $1.03         $2.16        $3.41         $4.78       $6.29
--------------------------- --------------- ------------- ------------ ------------- ------------ -----------

Non-Transferability

          -    Other than under circumstances of death or disability, Phantom Options may not be assigned, transferred, or pledged to another person.

Termination

          -    Phantom Options fully vest on termination due to retirement, death or disability. They may be cashed out at any time prior to the end of the option term or within three years following termination, whichever period is shorter based on the most recent quarterly valuation.

          -    For individuals terminating for any reason other than cited above, all unvested options are forfeited. Vested Options will be cashed out at termination based on the most recent quarterly valuation.

Impact On Benefits

          -    Payments made under the Plan will not be used for determining pay-related benefits under the qualified benefit plans maintained by the Company.

Other

          -    The Company may amend or terminate this plan at any time without advance notice.  No consent of any employee is required to terminate, modify or change this plan. All payments are made at the discretion of the Company.

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